Exhibit 2.1


                                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                           AGREEMENT AND PLAN OF MERGER (this "Amendment") dated as of January 11, 2006, by and among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), SHELBY MERGER SUB, INC., an Indiana corporation and a wholly owned Subsidiary of Parent ("Sub"), and GUIDANT CORPORATION, an Indiana corporation (the "Company").


                  WHEREAS Parent, Sub and the Company are parties to that certain Amended and Restated Agreement and Plan of Merger dated as of November 14, 2005 (the "Merger Agreement");

                  WHEREAS, pursuant to Section 7.03 of the Merger Agreement, Parent, Sub and the Company desire to amend the Merger Agreement as provided in this Amendment; and

                  WHEREAS the Board of Directors of each of the Company and Sub have adopted, and the Board of Directors of Parent has approved, this Amendment;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Amendments to the Merger Agreement.

         (a) The second "Whereas" clause of the Merger Agreement is hereby amended and restated in its entirety as follows:

         WHEREAS the Board of Directors of each of the Company and Sub has adopted, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, without par value, of the Company ("Company Common Stock"), other than shares of Company Common Stock directly owned by Parent, Sub or the Company, will be converted into the right to receive (a) a number of validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock") and (b) $37.25 in cash, without interest;

         (b) The first sentence of Section 2.01(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:

         Subject to Section 2.02(e), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive (i) 0.493 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Stock Portion") and (ii) $37.25 in cash, without interest (the "Cash Portion" and, together with the Stock Portion, the "Merger Consideration").

         (c) The first paragraph of Section 3.01 of the Merger Agreement shall be amended as follows:

               (i) the phrase "prior to November 14, 2004" shall be replaced with the phrase "prior to January 11, 2006" and

               (ii) the phrase "prior to the execution of this Agreement" shall be amended by replacing the words "the execution of this Agreement" with the words "November 14, 2005".

         (d) The phrase "as of November 14, 2005" in the fourth sentence of
Section 3.01(d) of the Merger Agreement and in Section 3.01(t) of the Merger Agreement shall be replaced, in each case, with the phrase "as of January 11, 2006".

         (e) The phrase "a fee equal to $625,000,000" in Section 5.06(b) of the Merger Agreement shall be replaced with the phrase "a fee equal to $675,000,000".

         (f) The phrase "after November 14, 2005" in Section 5.08 of the Merger Agreement shall be replaced with the phrase "after January 11, 2006".

         (g) Exhibit B to the Merger Agreement is hereby replaced in its entirety by Exhibit A attached hereto.

         SECTION 2. Representations and Warranties.

         (a) The Company represents and warrants to Parent and Sub as follows:

               (i) The Company has been duly organized, and is validly existing and in good standing under the Laws of the State of Indiana.

               (ii) The Company has all requisite corporate power and authority to execute and deliver this Amendment. The execution and delivery of this Amendment by the Company have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Amendment. This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) Parent and Sub represent and warrant to the Company as follows:

               (i) Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.

               (ii) Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Amendment. The execution and delivery of this Amendment by Parent and Sub have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Amendment. This Amendment has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3. Ratification of Merger Agreement. Except as otherwise provided herein, all of the terms, covenants and other provisions of the Merger Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms. After the date hereof, all references to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment (it being understood that all references to "the date hereof" or "the date of this Agreement" shall continue to refer to December 15, 2004). Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Merger Agreement.

         SECTION 4. Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF INDIANA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed by their respective officers hereunto duly authorized, all as of the date first written above.


                                   JOHNSON & JOHNSON,
                                        by
                                                  /s/ William C. Weldon
                                             -----------------------------------
                                             Name:  William C. Weldon
                                             Title: Chairman & Chief Executive
                                                    Officer


                                   SHELBY MERGER SUB, INC.,
                                        by
                                                  /s/ James R. Hilton
                                             -----------------------------------
                                             Name:  James R. Hilton
                                             Title: President


                                   GUIDANT CORPORATION,
                                        by
                                                  /s/ James M. Cornelius
                                             -----------------------------------
                                             Name:  James M. Cornelius
                                             Title: Chief Executive Officer

                                                                    EXHIBIT A
                                                           TO AMENDMENT NO. 1

                                                                    EXHIBIT B
                                 TO THE AMENDED AND RESTATED MERGER AGREEMENT


                           Form of Affiliate Letter
                           ------------------------

Dear Sirs:

                  The undersigned, a holder of shares of common stock, without par value ("Company Common Stock"), of Guidant Corporation, an Indiana corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"). Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated as of November 14, 2005 (the "Merger Agreement"), among Johnson & Johnson, a New Jersey corporation ("Parent"), Shelby Merger Sub, Inc., an Indiana corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, as amended by Amendment No. 1 thereto dated as of January 11, 2006, among the Company, Parent and Sub, Sub will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive
0.493 shares of the common stock of Parent ("Parent Common Stock") and $37.25 in cash for each share of Company Common Stock, without interest.

                  If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the shares of Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

                  The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the shares of Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to the undersigned, such counsel to be reasonably satisfactory to Parent and such opinion to be in form and substance reasonably satisfactory to Parent, or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

                  In the event of a sale or other disposition by the undersigned of the shares of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the shares of Parent Common Stock sold as indicated in such letter.

                  Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of the shares of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

                  The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing the shares of Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates (i) if the undersigned provides evidence of compliance with Rule 145 to Parent, in the form of a letter in the form of Annex I hereto, or (ii) upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legend is no longer required for purposes of the Securities Act.

                  There will be placed on the certificates for Parent Common Stock issued to the undersigned in connection with the Merger, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued pursuant to a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred except in accordance with Rule 145, pursuant to a Registration Statement under the Securities Act of 1933 or in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                  The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                  Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                                     Very truly yours,



Dated:

                                                                        ANNEX I
                                                                   TO EXHIBIT B


[Name] [Date]


                  On ,         the undersigned sold the securities of Johnson &
Johnson ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Shelby Merger Sub, Inc., an Indiana corporation, with and into Guidant Corporation, an Indiana corporation.

                  Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                  The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                                     Very truly yours,





Dated: